                                                                     EXHIBIT 21


               SUBSIDIARIES OF MALAN REALTY INVESTORS, INC.


MALAN DEPOSITOR, INC.

MALAN MORTGAGOR, INC.

MALAN MEADOWS, INC.

MALAN REVOLVER, INC.

MALAN MIDWEST, LLC

MALAN AURORA CORP.